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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
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☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Panhandle Royalty Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of Annual Shareholders Meeting
To be held February 25, 2005

Notice is hereby given that the annual meeting of the shareholders of Panhandle Royalty Company will be held at the Crowne Plaza Oklahoma City Northwest, 2945 Northwest Expressway, Oklahoma City, Oklahoma, on February 25, 2005, at 9:00 a.m., local time, for the following purposes:

1.	To elect two directors for terms of three years; and

2.	To consider and act upon any other matter as may properly come before the meeting or any adjournment or postponement thereof.

Shareholders of record at the close of business on January 19, 2005 shall be entitled to vote at the meeting.

If you do not expect to attend the meeting in person, please mark, date and sign the enclosed proxy card and return it in the prepaid envelope enclosed for your convenience.

YOUR VOTE IS IMPORTANT.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED.

PLEASE VOTE!

By Order of the Board of Directors

/s/ Michael C. Coffman

Michael C. Coffman, Vice President, Chief
Financial Officer, Secretary and Treasurer

Oklahoma City, Oklahoma
January 25, 2005

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Proxy Statement

     The accompanying proxy is solicited by the Board of Directors of Panhandle Royalty Company, an Oklahoma corporation (the “Company”), for use at the annual meeting of shareholders (the “meeting”) to be held Friday, February 25, 2005, and at any adjournment or postponement thereof.

     When the proxy is properly executed and returned, the shares it represents will be voted at the meeting in accordance with any directions noted thereon. If no direction is indicated, the persons named on the enclosed proxy will vote the proxy for the nominees for director set forth thereon. Should other matters come before the meeting, the proxy will be voted as the Board of Directors of the Company may, in its discretion, determine.

     If the enclosed form of proxy is executed and returned, it nevertheless may be revoked at any time before it is exercised, by signing and sending to the Company a later dated proxy or a written revocation, or by attending the meeting and voting in person.

     The mailing address of the Company is 5400 N. Grand Boulevard, Suite 305, Oklahoma City, OK 73112-5688. It is anticipated that the proxies and proxy statements will be mailed to shareholders on or about January 25, 2005.

     The cost of the soliciting proxies for the meeting will be borne by the Company. In addition to solicitation by mail, arrangements may be made with brokerage firms, banks and other custodians, nominees and fiduciaries to send proxy material to their principals. The Company will reimburse these institutions for their reasonable costs. No solicitation is to be made by specially engaged employees or other paid solicitors.

Voting Securities

     The Amended Certificate of Incorporation of the Company provides for one vote for each share of Common Stock. At the meeting, each holder of Common Stock will be entitled to cast one vote per share of stock owned. Votes may be cast by shareholders either in person or by proxy.

     All holders of Common Stock of record at the close of business on January 19, 2005 will be eligible to vote. As of January 19, 2005, there were 4,190,850 shares of Common Stock outstanding owned by approximately 3,200 shareholders.

     The presence, in person or by proxy, of the holders of a majority of the shares entitled to vote is necessary for a quorum at the meeting. Directors are elected by a plurality of the votes of shares present in person or represented by proxy at the meeting.

     Abstentions will be counted for the purpose of determining the existence of a quorum and will have the same effect as a negative vote on matters other than the election of directors. If a nominee holding shares for a beneficial owner indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter or otherwise does not vote such shares, these shares will not be considered as present and entitled to vote in respect to that matter, but will be counted for the purpose of determining the existence of a quorum.

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     A proxy is enclosed for your signature. Please return it immediately, dated and signed.

     Please note that if you hold shares in “street name” (that is, through a bank, broker or other nominee) and would like to attend the annual meeting and vote in person, you will need to bring a proxy signed by the person in whose name your shares are registered and bring it to the annual meeting.

     The Company knows of no arrangements which would result in a change in control of the Company at any future date.

Election of Directors

     The following persons are the present directors of the Company:

		Positions and Offices	Served As
		Presently Held with	Director	Present
Name	Age	the Company	Since	Term Ends

Bruce M. Bell	63	Director	2004	Feb. 2007

E. Chris Kauffman (2)(4)	64	Director	1991	Feb. 2006

Robert O. Lorenz (1)(2)	58	Director	2003	Feb. 2007

HW Peace II	69	Director, President and Chief Executive Officer	1991	Feb. 2005

Robert A. Reece (1)(3)(4)	60	Director	1986	Feb. 2005

Robert E. Robotti	51	Director	2004	Feb. 2007

Jerry L. Smith	64	Director, Chairman of the Board	1987	Feb. 2005

H. Grant Swartzwelder (1)(3)(4)	41	Director	2002	Feb. 2006

(1)	Member of the Audit Committee

(2)	Member of the Compensation Committee

(3)	Member of the Nominating Committee

(4)	Member of the Retirement Committee

     There are two vacancies for three-year terms beginning February 2005. Nominees for the vacancies are HW Peace II and Robert A. Reece. These nominees were recommended by the Nominating Committee and approved by the Board of Directors. The Board of Directors has no reason to believe that either of the nominees will be unable to serve as director. However, if either nominee should be unable for any reason to accept nomination or election, it is the intention of the persons named in the enclosed proxy to vote those proxies for the election of such other person or persons as the Board of Directors may in its discretion determine.

     Jerry L. Smith, a director since 1987 and Chairman of the Board since 1997, is retiring following the meeting. The Board of Directors decided to reduce the size of the Board from eight to seven members. Therefore, no candidate was nominated to replace Mr. Smith.

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     The election of directors requires a plurality of the votes cast for the election of directors. Accordingly, the two directorships to be filled at the annual meeting will be filled by the two nominees receiving the highest number of votes. In the election of directors, votes may be cast in favor of or withheld with respect to any or all nominees. Votes that are withheld will be excluded entirely from the vote and will have no effect on the outcome of the vote.

The Board of Directors Recommends That the Shareholders Elect

HW Peace II and Robert A. Reece

Nominees for Election to the Board of Directors In 2005

     HW Peace II has been President and Chief Executive Officer of the Company since 1991. He holds bachelors and masters degrees in geology. For forty years, he has been employed as a geologist, in management or as an officer and/or director with companies in the petroleum industry. He has been employed by Union Oil Company of California, Cotton Petroleum and Hadson Petroleum Corporation.

     Robert A. Reece is an attorney and for more than five years has been of counsel with the law firm of Crowe & Dunlevy and active in the management of his family’s investments. He is also a director of National Bank of Commerce, Oklahoma City, OK. He holds a MBA degree.

Directors Whose Terms Continue Beyond the 2005 Annual Meeting and Who Are Not Subject to Election This Year

Directors Whose Terms Expire in 2006

     E. Chris Kauffman is a vice-president of Campbell-Kauffman, Inc., an independent insurance agency in Oklahoma City. He has been involved with the agency since it was formed in 1981. He is chairman of the Central Oklahoma Transportation & Parking Authority Trust.

     H. Grant Swartzwelder is president of PetroGrowth Advisors, Dallas, Texas, an investment-banking firm he founded in 1998. Prior to founding PetroGrowth Advisors, he was vice-president of Principal Financial Securities, Inc. of Dallas, Texas, an investment-banking firm. He holds a Bachelor of Science degree in Petroleum Engineering and a MBA degree.

Directors Whose Terms Expire in 2007

     Robert O. Lorenz retired from Arthur Andersen LLP in 2002. He was employed by Arthur Andersen from 1969 through retirement. He became managing partner of the Oklahoma City office in 1994 and managing partner of the Oklahoma practice in 2000. He is a certified public accountant and holds a bachelor of business administration degree. He is a director of Infinity Inc., an oil and gas exploration, production and services company.

     Robert E. Robotti for the past five years has been the CEO of Robotti & Company, LLC, a registered broker-dealer; CEO of Robotti & Company Advisors, LLC, a registered investment advisor; and Managing Member of the Ravenswood Investment Company, LP, an investment partnership; all

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located in New York City. Mr. Robotti is a certified public accountant and holds a MBA degree. He is a member of the New York Society of Security Analysts.

     Bruce M. Bell has during the past five years has been CEO and chairman of Post Oak Oil Company (oil and gas exploration and production); chairman and president of Endrio Oil Co. Inc. (oil and gas exploration and production); and chairman of Southwestern Bank (commercial banking); all of Oklahoma City. For the past seven years, he has been chairman of the Mid-Continent Oil & Gas Association (oil and gas trade association). Dr. Bell holds a Ph.D. degree in paleontology.

     None of the organizations described in the business experiences of the Company’s directors and officers are parents, subsidiaries or affiliates of the Company.

Meetings and Committees of the Board of Directors

     During the fiscal year ended September 30, 2004, the Board of Directors held seven meetings. At each meeting, a quorum of directors was present. No director attended less than 75% of the total number of meetings held during the period. The Company expects all of its directors to attend each annual meeting of shareholders. All directors attended the 2004 annual meeting.

     The Board has determined that under the rules of the American Stock Exchange the following directors are independent: Messrs. Bell, Kauffman, Lorenz, Reece, Robotti and Swartzwelder.

     The Board of Directors has four committees: Audit, Compensation, Nominating and Retirement. All committees are comprised entirely of independent directors.

     Information regarding the functions performed by the Audit Committee, its membership and the number of meetings held during the fiscal year is set forth in the “Report of The Audit Committee” included in this proxy statement. Each member of the Audit Committee meets all the applicable independence and financial literacy requirements of the American Stock Exchange and the Securities and Exchange Commission. Robert O. Lorenz has been determined by the Board to meet the “financial expert” requirements of the Securities and Exchange Commission and the American Stock Exchange. On December 16, 2004, the Board approved the revised charter of the Audit Committee which is attached hereto as Appendix A.

     The Compensation Committee, comprised of E. Chris Kauffman and Robert O. Lorenz, met one time during fiscal 2004. The Committee reviews officer performance and recommends to the Board of Directors compensation amounts for officers and directors. The Compensation Committee Charter can be viewed at the Company’s website: www.panra.com.

     In December 2003, the Board of Directors created and appointed Robert A. Reece and H. Grant Swartzwelder to the Nominating Committee. This Committee developed a charter outlining its duties and responsibilities and the Board adopted the charter in fiscal 2004 which can be viewed on the company’s website at: www.panra.com. The principal functions of the Nominating Committee are to: identify individuals qualified to become members of the Board of Directors; recommend to the Board when new members should be added to the Board; recommend to the Board individuals to fill vacant Board positions; and recommend to the Board nominees for election as directors at the annual meeting of Shareholders. The Nominating Committee will consider nominees proposed by shareholders of the Company. Those nominations must include sufficient biographical information so that the Committee can appropriately assess the proposed nominee’s background and qualifications. In its assessment of

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potential candidates, the Nominating Committee will review the candidate’s character, wisdom, acumen, business experiences and understanding of the Company’s business environment, and ability to devote the time and effort necessary to fulfill his or her responsibilities. To recommend a prospective nominee for the Committee’s consideration, shareholders should submit the above information in writing to Panhandle Royalty Company, Attention: Secretary, 5400 N. Grand Boulevard, Suite 305, Oklahoma City, OK 73112-5688. Any such submission must be accompanied by the written consent of the proposed nominee to being named as a nominee and to serve as a director if elected.

     The Retirement Committee, comprised of E. Chris Kauffman, Robert A. Reece, and H. Grant Swartzwelder, oversees the administration of the Company’s Employee Stock Ownership and 401(k) Plan and Trust (“ESOP”). This Committee met once during the year.

Compensation of Directors

     The following outlines the compensation plan for the Company’s directors for services in all capacities.

     Effective January 1, 2005, outside directors are paid an annual fee of $10,000, plus a $1,000 fee and travel expenses for attending each meeting of the Board of Directors and a $1,000 fee for attending each committee meeting.

     The chairmen of the Audit, Compensation and Nominating Committees receive additional annual fees of $5,000, $2,500 and $1,000, respectively. Any director who travels over 50 miles to attend a meeting receives an additional $100 for each meeting. In addition, Jerry L. Smith, Chairman of the Board of Directors, who is not an employee of the Company, was entitled to receive a $100 per hour fee for time spent on Company business other than attending Board meetings. During fiscal 2004 and 2003, Mr. Smith elected to receive no payments under this arrangement. Prior to January 1, 2005, Robert O. Lorenz, Chairman of the Audit Committee, was entitled to receive a $150 per hour fee for time spent on Audit Committee business other than attending meetings. During fiscal 2004 and 2003, Mr. Lorenz received $2,775 and $2,175, respectively.

     Outside directors may elect to be included in the Panhandle Royalty Company Deferred Compensation Plan For Non-Employee Directors (the “Plan”). The Plan provides that each eligible director can individually elect to receive shares of Company stock rather than cash for the yearly retainer, Board meeting fees or Board committee meeting fees. These unissued shares are credited to each director’s deferred fee account at the fair market value of the shares on the date of the meeting. Upon retirement, termination or death of the director or upon a change in control of the Company, the shares accrued under the Plan either will be issued to the director or may be converted to cash, at the director’s discretion, at the fair market value of the shares on the conversion date. All directors are participating in the Plan.

Transactions With Directors

     The Company has entered into indemnification agreements with its directors and executive officers.

     During fiscal 2004, the Company purchased director’s and officer’s liability insurance through the Campbell-Kauffman, Inc. insurance agency for premiums aggregating $105,000. The Company believes that the premiums and terms of the insurance policies were at market rates and on market terms.

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Beneficial Ownership of Common Stock

     The following table sets forth information with respect to the shares of Common Stock owned beneficially as of January 19, 2005 by all persons who own or are known by the Company to own beneficially more than 5% of the outstanding Common Stock, by each director, nominee for director and executive officer and by all directors and executive officers as a group. To the Company’s knowledge, unless otherwise stated, each person named below has sole authority to vote and invest the shares shown.

Name of	Amount of Shares	Percent
Beneficial Owner	Beneficially Owned (3)(4)	Of Class

Bruce M. Bell (1)	300	*

E. Chris Kauffman (1)	13,200	*

Robert O. Lorenz (1)	600	*

HW Peace II (1) (2)	77,583	1.9%

Robert A. Reece (1)	30,088	*

Jerry L. Smith (1) (2)	3,420	*

H. Grant Swartzwelder (1)	1,268	*

Michael C. Coffman (2)	54,005	1.3%

Ben D. Hare (2)	2,523	*

Ben Spriestersbach (2)	1,552	*

Robert E. Robotti (1)	234,116	5.6%
c/o Robotti & Company, LLC
52 Vanderbilt Avenue
New York, NY 10017

All directors and officers as a group (11 persons)	418,655	10.0%

*	Less than 1% owned

(1)	Director

(2)	Executive Officer

(3)	All share amounts reflect the Company’s 2-for-1 stock split affected in April 2004.

(4)	The number of shares shown includes shares that are individually or jointly owned, as well as shares over which the individual has either sole or shared investment or voting authority.

Report of the Audit Committee

     The Audit Committee is composed of three independent directors. During fiscal 2004, Robert O. Lorenz, Robert A. Reece and H. Grant Swartzwelder were members of the Audit Committee for the entire year. The Board of Directors has determined that all committee members are independent and that Mr. Lorenz is an audit committee financial expert, as defined by the Securities and Exchange Commission guidelines and the rules of the American Stock Exchange.

     In fiscal 2000, the Committee and the Board of Directors adopted a written charter which was revised and updated in fiscal 2003. Following fiscal 2004, the Committee adopted a further revised and

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updated charter which is attached hereto as Appendix A and can be viewed on the Company’s website at www.panra.com. Five meetings of the Committee were held during fiscal 2004.

     The Audit Committee’s primary responsibility is to oversee the Company’s financial reporting process on behalf of the Board of Directors and report the results of its activities to the Board. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls.

     In fulfilling its responsibilities, the Committee reviewed with management the audited financial statements included in the Company’s Annual Report on Form 10-K for fiscal 2004, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee by Statement on Auditing Standards No. 61 (Communications with Audit Committees) as amended by Statement on Auditing Standards No. 90 (Audit Committee Communications). In addition, the Committee discussed with the independent auditors its independence from management and the Company, including matters in the written disclosures received from the independent auditors as required by the Independence Standards Board No. 1 (Independence Discussions with Audit Committee).

     The Committee met with the independent auditors, with and without management present, to discuss the overall scope and plans for their audit, the results of their examinations, their comments on the Company’s internal controls and the overall quality of the Company’s financial reporting.

     The Committee also met with the independent auditors and management subsequent to the end of each of the first three fiscal quarters. At these meetings, the independent auditors’ review results were presented and discussed and discussions were held with management concerning the quarterly results.

     In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board approved) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for fiscal 2004 for filing with the Securities and Exchange Commission.

Independent Accountants’ Fees and Services

     The following sets forth fees for the audit and other services provided by Ernst & Young LLP for the fiscal years ended September 30, 2004 and 2003:

Fee Category	Fiscal 2004 Fees	Fiscal 2003 Fees

Audit Fees (1)	$125,240	$116,990
Audit-Related Fees	$—	$—
Tax Fees	$—	$—
All Other Fees	$—	$—

(1)	Includes fees for audit of annual financial statements and reviews of the related quarterly financial statements.

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     All services rendered by Ernst & Young LLP were permissible under applicable laws and regulations and were pre-approved by the Audit Committee. The Audit Committee’s pre-approval policy is set forth in the Audit Committee Charter.

     For fiscal 2005, the Audit Committee has selected Ernst & Young LLP to conduct quarterly reviews for the first three fiscal quarters, and expects to select Ernst & Young LLP as independent auditor for the fiscal 2005 audit.

     A representative of Ernst & Young LLP is expected to be present at the meeting to respond to appropriate questions and will have an opportunity to make a statement if so desired.

The Audit Committee

Robert O. Lorenz - Chairman
Robert A. Reece
H. Grant Swartzwelder

Executive Officers

     The following is a list of the current executive officers of the Company. All officers hold office at the discretion of the Board of Directors and may be removed from office, with or without cause, at any time by the Board of Directors.

		Positions and Offices Presently Held	Officer
Name	Age	with the Company	Since

Jerry L. Smith	64	Chairman of the Board	1997

HW Peace II	69	Director, President and Chief Executive Officer	1991

Michael C. Coffman	51	Vice President, Chief Financial Officer, Secretary and Treasurer	1990

Ben D. Hare	59	Vice President, Chief Operating Officer	2004

Ben Spriestersbach	53	Vice President of Land	2005

     All those named above also hold office in the Company’s subsidiary, Wood Oil Company.

     Ben D. Hare was elected Vice-President, Chief Operating Officer of the Company in May 2004. From 2000 to May 2004, he was president of Cazador Enterprises, LLC and a vice president of Legends Exploration LP, Houston, Texas, involved in management consultation and oil and gas exploration and production. From 1994 to 2000, he was employed by Vastar Resources, Inc, an oil and gas exploration and production company, with his last assignment being chief geologist. He holds a Ph.D. degree in geology. Mr. Hare was a director of the Company from December 2002 through April 2004.

     Michael C. Coffman is a certified public accountant and holds a Bachelor of Science degree in business administration. Since 1975, he has worked in public accounting and as a financial officer of three publicly owned companies involved in the oil and gas industry. He has been an officer of the Company since 1990.

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     Ben Spriestersbach was elected Vice-President of Land of the Company in January 2005. From January 2002 through December 2004, he served as Land Manager of the Company. From 1989 to 2001, he worked for Farmers Union Cooperative Royalty Company (an oil and gas royalty company), last serving as assistant secretary-treasurer. Mr. Spriestersbach holds a Bachelor of Science degree and is a certified professional landman.

Executive Compensation

     The table below sets forth information for the three most recently completed fiscal years concerning compensation paid in those fiscal years for services in all capacities.

Summary Annual Compensation Table

				All Other
Name and Principal Position	Fiscal Year	Salary	Bonus	Compensation

HW Peace II	2004	$177,500	$25,600	$30,465 (1)
President, Chief Executive Officer	2003	$167,500	$20,600	$28,215 (1)
	2002	$155,502	$40,600	$25,500 (1)

Michael C. Coffman	2004	$125,000	$15,600	$21,090 (2)
Vice President, Chief Financial Officer	2003	$116,250	$10,600	$19,028 (2)
	2002	$108,750	$25,600	$20,153 (2)

(1)	Represents value of 1,771 shares for fiscal 2004, 2,486 shares for fiscal 2003, and 3,504 shares for fiscal 2002 of Company stock contributed to the ESOP on Mr. Peace’s behalf. *

(2)	Represents the value of 1,226 shares for fiscal 2004, 1,676 shares for fiscal 2003, and 2,770 shares for fiscal 2002 of Company stock contributed to the ESOP on Mr. Coffman’s behalf.*

*	Share amounts for fiscal 2003 and fiscal 2002 are adjusted for the Company’s 2-for-1 stock split affected in April 2004.

     The ESOP is a non-voluntary, non-contributory defined contribution plan, and serves as the retirement plan for the Company’s employees. Contributions are at the discretion of the Board of Directors and, to date, all contributions have been made in shares of Company Stock. Contributions are allocated to all participants in proportion to their salaries for the plan year and 100% vesting occurs after three years of service.

Report of Compensation Committee on Executive Compensation

     The Compensation Committee oversees the Company’s executive compensation program. In December of each year, base salaries of officers are set for the next calendar year and bonuses are determined based on the Company’s most recently completed fiscal year. The Compensation Committee makes recommendations to the Board of Directors which makes the final decisions.

     The Compensation Committee has prepared the following report on the Company’s policies with respect to the compensation of executive officers for fiscal 2004.

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Philosophy and Program Components

     The Company’s philosophy is to provide a compensation program that will attract, retain and reward the officers who contribute to the Company’s success and to motivate the officers to develop and execute current and long-term business strategies and goals. The components of officer compensation are base salary and annual cash bonuses. Officers also participate in benefit plans which are available to all employees. The Company believes that a portion of officer compensation should be based on performance of both the officer and the Company, thus, the annual cash bonus is considered performance based compensation. The Company does not offer stock options to officers or employees and has no employment contracts or change-in-control arrangements with any of its officers or employees.

Base Salary and Bonus

     Base salaries and bonuses for officers were based upon the individual’s responsibilities and experience, taking into account, among other factors, the individual’s initiative, contribution to the Company’s overall performance, handling of special projects or events during the year and yearly financial and operating results comparison to the Company’s business plan. Base salaries for officers are reviewed and compared to similar positions in the Company’s industry. The Company has made a concerted effort in the last few years to bring its compensation levels up to those of comparable sized companies in the oil and gas industry.

Chief Executive Officer Compensation

     During fiscal 2004, the Board of Directors awarded Mr. Peace, President and Chief Executive Officer, a base salary of $180,000 for calendar year 2004 and a performance bonus of $25,000. The increases in salary and the bonus were based on fiscal 2003 financial operating results. Fiscal 2003 saw increases in total revenues and net income of the Company. The Company was able to more than replace oil and gas produced during fiscal 2003 with reserves from new wells drilled and completed in fiscal 2003. However, because of revisions to older well reserves, net oil and gas reserves remained basically flat compared to fiscal year 2002. Production on a mcf equivalent basis for fiscal 2003 was essentially equivalent to fiscal 2002. Based on these factors, the Committee recommended these increases.

The Compensation Committee

E. Chris Kauffman - Chairman
Robert O. Lorenz

Compensation Committee Interlocks and Insider Participation

     No current member of the Compensation Committee is an officer or employee of the Company and all members are independent directors.

Stock Performance Graph

     The following graph compares the performances of the Company’s Common Stock to the Standard & Poor’s Small Cap 600 Index (“S&P Small Cap 600 Index”) and to the Standard & Poor’s Oil & Gas Exploration and Production Index (“S&P Oil & Gas Exploration & Production”). The graph assumes that the amount of investment was $100 on September 30, 1999 and that all dividends were reinvested.

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Total Return to Shareholders (Includes reinvestment of dividends)

	ANNUAL RETURN PERCENTAGE

	Years Ending
Company / Index	Sep00	Sep01	Sep02	Sep03	Sep04

PANHANDLE ROYALTY CO	89.74	10.68	-2.26	58.31	53.52

S&P SMALLCAP 600 INDEX	24.17	-10.62	-1.79	26.86	24.58

S&P 500 OIL & GAS EXPLORATION & PRODUCTION	31.89	-22.97	11.40	9.05	51.76

	INDEXED RETURNS
	Base
	Period	Years Ending
Company / Index	Sep99	Sep00	Sep01	Sep02	Sep03	Sep04

PANHANDLE ROYALTY CO	100	189.74	209.99	205.26	324.94	498.84

S&P SMALLCAP 600 INDEX	100	124.17	110.99	109.00	138.28	172.26

S&P 500 OIL & GAS EXPLORATION & PRODUCTION	100	131.89	101.59	113.18	123.42	187.29

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Code of Ethics

     During 2003, the Board of Directors adopted a Code of Ethics for Senior Financial Officers. The Company’s President and Chief Executive Officer, Vice-President and Chief Financial Officer and Controller were required to sign the code and will be held to the standards outlined. In addition, the Board of Directors adopted a Code of Ethics and Business Practices applicable to all directors, officers and employees of the Company. Copies of both codes of ethics are available at the Company’s website: www.panra.com.

Shareholder Communications with the Board of Directors

     The Company provides an informal process for shareholders to send communications to its Board of Directors. Shareholders who wish to contact the Board of Directors or any of its individual members may do so by writing to: The Board of Directors, Panhandle Royalty Company, 5400 N. Grand Boulevard, Suite 305, Oklahoma City, OK 73112-5688. Correspondence directed to any individual Board member is referred, unopened, to that member. Correspondence not directed to a particular Board member is referred, unopened, to the Chairman of the Board.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers and persons who own more than ten percent of the Company’s Common Stock (collectively “reporting persons”) to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Common Stock, and to furnish the Company with copies of such reports. To the Company’s knowledge, during fiscal 2004, all reporting persons complied with all applicable filing requirements .

Shareholder Proposals

     Proposals of shareholders intended to be presented at the next annual meeting of shareholders in February 2006, and to be included in the proxy statement and form of proxy pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, must be received by the Company on or before September 28, 2005. Any such proposals should be in writing and be sent by certified mail, return receipt requested, to the Company’s principal office address shown above.

Annual Financial Report

     Copies of the Annual Report to Shareholders for fiscal 2004 are being mailed simultaneously with this proxy statement.

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Form 10-K

     A copy of the Company’s Annual Report on Form 10-K for fiscal 2004 filed with the Securities and Exchange Commission is available, free of charge, upon written request made to the Company at the address set forth below, or can be viewed on the Company’s website: www.panra.com.

Michael C. Coffman, Secretary
Panhandle Royalty Company
5400 N. Grand Boulevard, Suite 305
Oklahoma City, OK 73112-5688

Other Matters

     Management knows of no other matters to be brought before the meeting. However, if any other matters do properly come before the meeting, it is intended that the shares represented by the proxies in the accompanying form will be voted in accordance with the best judgment of the person voting the proxy. Whether shareholders plan to attend the meeting or not, they are respectfully urged to sign, date and return the enclosed proxy, which will be returned to them at the meeting if they are present and so request.

By Order of the Board of Directors

/s/ Michael C. Coffman

Michael C. Coffman, Secretary

January 25, 2005

(14)

APPENDIX A

PANHANDLE ROYALTY COMPANY

AUDIT COMMITTEE CHARTER
(As Adopted December 16, 2004)

Organization

This Charter governs the operations of the Audit Committee (“Committee”) of Panhandle Royalty Company (“Company”). The Committee shall review and reassess this Charter at least annually and obtain the approval of the Charter by the Board of Directors (“Board”). The Committee shall consist of three or more directors appointed annually by the Board, each of whom is independent of management and the Company. Members of the Committee shall be considered independent as long as they do not accept any consulting, advisory, or other compensatory fees from the Company other than for Board service and are not an affiliated person of the Company, or its subsidiaries, and meet such independence and expertise requirements as are applicable under U.S. law, and the rules and regulations of the Securities and Exchange Commission and the exchange where the Company is listed. At least one member of the Committee shall be an “audit committee financial expert” as defined by SEC regulations.

Purpose

The Committee shall provide assistance to the Board in fulfilling its oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to: the integrity of the Company’s financial statements; the financial reporting process; the systems of internal accounting and financial controls; the performance of the Company’s independent auditors; the independent auditors’ qualification and independence; and the Company’s compliance with ethics policies and legal and regulatory requirements. In so doing, it is the responsibility of the Committee to maintain free and open communication among the Committee, independent auditors and management of the Company.

In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and has the authority to engage, without Board approval and at the Company’s expense, independent counsel and other advisors as it determines appropriate to carry out its duties.

Responsibilities

The primary responsibility of the Committee is to oversee the Company’s financial reporting process on behalf of the Board and report the results of their activities to the Board. While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company’s financial statements and for reviewing the Company’s unaudited interim financial statements.

APPENDIX A

The Committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible in order to best react to changing conditions and circumstances. The Committee should take appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices and ethical behavior. The following shall be the principal duties and responsibilities of the Committee. These are set forth as a guide with the understanding that the Committee may supplement them from time to time as appropriate.

• The Committee shall be directly responsible for the appointment, termination, compensation and oversight of the work of the independent auditors. The Committee shall pre-approve all audit and non—audit services provided by the independent auditors and the fees to be paid for those services and shall not engage the independent auditors to perform any non-audit services prohibited by law or regulation. The Committee may delegate pre-approval authority to a member of the Committee. The decisions of any Committee member to whom pre-approval authority is delegated must be presented to the full Committee at its next scheduled meeting.

• Evaluate the qualifications, independence and performance of the independent auditors on the basis of such factors as it shall deem appropriate. Obtain and review a report from the independent auditors at least annually regarding (a) the auditors’ internal quality-control procedures, (b) any material issues raised by the most recent quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditors and the Company. Discuss with corporate management the qualifications, independence and performance of the independent auditors. The independent auditors shall report directly to the Audit Committee and are ultimately accountable to the Audit Committee and the Board of Directors.

• The Committee shall establish policies for hiring employees or former employees of the independent auditors.

• The Committee shall discuss with the independent auditors the overall scope and plans for their audits, including the adequacy of staffing and compensation. Also, the Committee shall discuss with management and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company’s policies and procedures to assess, monitor and manage business risk and legal and ethical compliance programs (including the Company’s Code of Ethics and Business Practices).

• Provide sufficient opportunity for the independent auditors to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors’ evaluation of the Company’s financial and accounting personnel, the cooperation that the independent auditors received during the course of audit, any difficulties encountered, any restrictions on their work, significant disagreements with corporate management and their findings and recommendations. Discuss certain matters required to be communicated to the Audit Committee in accordance with AICPA SAS 61.

• The Committee shall receive annual reports from the independent auditors on the critical policies and practices of the Company, and all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management.

• The Company shall review management’s assertion on its assessment of the effectiveness of internal controls and the independent auditors’ report on management’s assertion.

APPENDIX A

• The Committee shall review and discuss earnings, press releases, as well as any financial information and earnings guidance that might be provided to analysts and rating agencies. The chairman of the Committee may represent the entire Committee for the purposes of these reviews.

• The Committee shall review the interim financial statements and disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations with management and the independent auditors prior to the filing of the Company’s quarterly report on Form 10-Q. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. The chair of the Committee may represent the entire Committee for the purposes of this review.

• The Committee shall review with management and the independent auditors the financial statements and disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations to be included in the Company’s annual report on Form 10-K, including their judgment about the quality, as well as the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

• The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential anonymous submission by employees of the issuer of concerns regarding questionable accounting or auditing matters.

• The Committee shall receive corporate attorney’s reports of evidence of a material violation of securities laws or breaches of fiduciary duty.

• The Committee shall prepare its report to be included in the Company’s annual proxy statement as required by SEC regulations.

• The Committee shall evaluate its performance at least annually to determine whether it is functioning effectively.

• The chair of the Committee shall be responsible for keeping accurate minutes of Committee meetings, reviews, activities and reports. The Committee shall regularly report its activities to the Board.

Compliance Matters

• Discuss with management the Company’s compliance with applicable laws and regulations and any material reports, correspondence or inquiries from regulatory or government agencies and any employee complaints or published reports which raise material issues regarding the Company’s financial statements or accounting policies.

• Obtain reports from management that the Company and its subsidiary entities are in conformity with applicable legal requirements, legal business policies, regulatory requirements and the Company’s Code of Ethics and Business Practices. Review reports and disclosures of insider and affiliated party transactions. Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Ethics and Business Practices.

PROXY

Panhandle Royalty Company
Grand Centre, Suite 305, 5400 North Grand Blvd.
Oklahoma City, Ok 73112-5688

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints L. Kelly Harris and Linda K. Schwartz, or any of them, as proxies each with full power of substitution, to represent and vote all of the shares of Common Stock of Panhandle Royalty Company held of record by the undersigned on January 19, 2005, at the annual meeting of shareholders to be held on February 25, 2005, or any adjournment or postponement thereof. Should other matters properly come before the meeting, the proxies are further authorized to vote thereon, in their discretion.

     ELECTION OF DIRECTORS (Two vacancies, each for a 3-year term)

HW Peace II	☐ FOR	☐ WITHHOLD AUTHORITY TO VOTE FOR
Robert A. Reece	☐ FOR	☐ WITHHOLD AUTHORITY TO VOTE FOR

(Please Sign on Reverse Side)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS.

PLEASE SIGN EXACTLY AS NAME APPEARS BELOW

DATED: , 2005

SIGNATURE

SIGNATURE, IF HELD JOINTLY

WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP OR LIMITED LIABILITY COMPANY PLEASE SIGN IN NAME OF ENTITY BY AUTHORIZED PERSON.